Exhibit r.1

MACC PRIVATE EQUITIES INC.
MORAMERICA CAPITAL CORPORATION

INVESTMENT COMPANY CODE OF ETHICS

AND

INSIDER TRADING POLICY

General

This Investment Company Code of Ethics and Insider Trading Policy (the “Policy”) is designed to maximize compliance with the federal and state securities laws without being unduly harsh or burdensome.

Notice of Policy

Within 45 days following the end of each fiscal year of MACC Private Equities Inc. (“MACC”), the Chief Compliance Officer of MACC (“CCO”) shall deliver to all of the officers and directors and employees of MACC and MorAmerica Capital Corporation (“MorAmerica” and together with MACC, the “Companies”) and to each member of the Control Person Group: (1) a copy of this Policy, as amended; (2) the Memorandum Regarding Duties and Liabilities under the Federal Securities Laws (the “Memorandum”), which shall be updated as necessary to ensure compliance with the securities laws; and (3) a written statement to be signed by such persons, affirming that they have received a copy of this Policy and the Memorandum, understand the contents thereof, and intend to adhere to this Policy.

Insider Group

The Insider Group shall consist of all officers, directors, and employees of the Companies and all directors, officers and employees of InvestAmerica Investment Advisers, Inc. or such other person as shall then act as investment adviser to the Companies (collectively, the “Adviser”), as well as the immediate family members (spouse, parents, grandparents, children, siblings) of each of the foregoing classes of persons who share the same household with the officer, director or employee.

Access Persons

An Access Person is any Advisory Person (as defined below) of the Companies or of the Adviser.   Because the Adviser’s primary business is advising Funds (as defined in Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)) or other advisory clients, all of the Adviser’s directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser.  All of the Companies’ directors, officers, and general partners are presumed to be Access Persons of the Companies.

Advisory Person

An Advisory Person of the Companies or of the Adviser means (1) any director, officer, general partner or employee of the Companies or the Adviser (or of any company in a control relationship to the Companies or Adviser) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by the Companies, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Companies or the Adviser who obtains information concerning recommendations made to the Companies with regard to the purchase or sale of Covered Securities by the Companies.

Beneficial Ownership

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and rule 16a-1(a)(2) thereunder.   Beneficial ownership of securities by any person generally includes any securities held by that person’s spouse, minor children, a relative who shares such person’s home or other persons by reason of any contract, arrangement, understanding or relationship that provides such person with sole or shared voting or investment power.

Control Person Group

The Control Person Group shall consist of all persons directly or indirectly beneficially owning more than 5% of MACC’s outstanding voting securities.

All Personal Trading

Within ten days after becoming an Access Person, such person shall report to the CCO the following information: (1) the title, number of shares and principal amount of each Covered Security (as that term is defined in Rule 17j-1 under the 1940 Act) in which such person had any direct or indirect beneficial ownership when such person became an Access Person; (2) the name of any broker, dealer or bank with whom such person maintained an account in which any securities were held for the direct or indirect benefit of such person as of the date such person became an Access Person; and (3) the date that the report is submitted by such person (an “Initial Holdings Report”).  The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person.  The Initial Holdings Report may be in the form of Exhibit A attached hereto.

Within 30 days after the end of each calendar quarter, each Access Person shall report to the CCO either: (1) (i) with respect to any transaction during the quarter in a Covered Security in which such person had any direct or indirect beneficial ownership: (A) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved; (B) the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition); (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by such person; and (ii) with respect to any account established by such person in which any securities were held during the quarter for the direct or indirect benefit of such person: (A) the name of the broker, dealer or bank with whom such person established the account; (B) the date the account was established; and (C) the date that the report is submitted by such person; or (2) a written statement, signed by such member, that such member engaged in no securities transactions during the prior calendar quarter (a “Quarterly Transaction Report”).  The Quarterly Transaction Report may be in the form attached hereto as Exhibit B.

Within 30 days after the end of MACC’s fiscal year, each Access Person shall report to the CCO: (1) the title, number of shares and principal amount of each Covered Security in which such person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (3) the date of the report (an “Annual Holdings Report;” with the Annual Holdings Report, the Quarterly Transaction Report and the Initial Holdings Report together, the “Report(s)”).  The information in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the report is submitted.  The Annual Holdings Report may be in the form attached hereto as Exhibit C.

The Reports may consist of broker’s confirmations or portfolio account statements if all of the required information is contained in such confirmations or account statements and such confirmations or statements are received within the required time period for the report.  The CCO shall review all such information submitted by Access Persons other than the CCO, and the Executive Vice President and Treasurer of MACC shall review all such information submitted by the CCO.  For the purposes of this Policy, a person is deemed to execute a transaction in a security if the person has a direct or indirect pecuniary interest in the underlying security that is bought, sold, or otherwise transferred.

Notwithstanding the foregoing:

1.
An Access Person does not need to make a Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

2.
A Director of the Companies who is not an “interested person” (as that term is defined in Section 2(a)(19) of the 1940 Act, an “Interested Person”)), and who would be required to make a Report solely by reason of being a Director of the Companies need not make: (i) an Initial Holdings Report or an Annual Holdings Report; or (ii) a Quarterly Transactions Report, unless the Director knew, or in the ordinary course of fulfilling his or her official duties as a Director of the Companies, should have known that during the 15-day period immediately before or after the Director’s transaction in a Covered Security, MACC or MorAmerica purchased or sold the Covered Security, or MACC, MorAmerica or the Adviser considered purchasing or selling the Covered Security; and

3.	Access Persons do not need to make Quarterly Transaction Reports with respect to transactions effected pursuant to an Automatic Investment Plan (as defined in Rule 17j-1 under the 1940 Act).

The CCO shall maintain and update as necessary (but not less frequently than annually) a current list of all persons who are deemed to be “Access Persons” within the meaning of Rule 17j-1 under the 1940 Act and inform such persons of their reporting obligations hereunder.

Pre-Clearance for Trading in MACC Stock

In accordance with the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and the 2002 Sarbanes-Oxley Act (“SOX”), all members of the Insider Group who are officers or directors of MACC or who own at least ten percent (10%) of MACC’s stock (collectively, “Reporting Persons”) must file with the Securities and Exchange Commission (the “Commission”) their Forms 3, 4 and 5 within the time periods established from time to time by applicable law.  Although the legal obligation to file such statements on Forms 3, 4 and 5 remains the personal responsibility of the Reporting Persons, Authorized Counsel (as defined below) will assist in the preparation of Forms 3, 4 and 5 upon request.  Reporting Persons must file their Statements of Changes of Beneficial Ownership of Securities on Form 4 in connection with any transaction in MACC common stock.  All Forms 4 must be filed with the Commission by the end of the second business day following the execution of a transaction in MACC stock, with limited exceptions established from time to time by applicable law.  To ensure compliance with the accelerated reporting requirements and to help prevent in advance any inadvertent violations of the federal securities laws, MACC has implemented the following pre-clearance procedures (the “Pre-Clearance Procedures”):

1.
Directors and officers of MACC, together with their family members, may not engage in any transaction involving MACC securities, including a stock plan transaction such as an option exercise, gift, loan, pledge, contribution to a trust or other transfer, without first obtaining pre-clearance of the transaction (“Pre-Clearance”) from MACC’s outside counsel, David E. Gardels, H. Dale Dixon III or Daniel A. Peterson (“Authorized Counsel”).  A request for Pre-Clearance should be submitted to Authorized Counsel in writing, either by facsimile or e-mail, at least two days in advance of the proposed transaction.  Authorized Counsel will then determine whether the transaction may proceed and, if so, will assist in complying with the reporting requirements.  Contact information for Authorized Counsel is currently as follows:  (i) Address:  1620 Dodge Street, Suite 2100, Omaha, NE  68102 or 720 Olive Street, Suite 2800, St. Louis, Missouri 63101; (ii) Telephone Numbers:  (402) 964-5000 or (314) 345-6246; (iii) Facsimile Numbers:  (402) 964-5050 or (314) 345-6060; and (iv) E-Mail addresses: dgardels@blackwellsanders.com, hdixon@blackwellsanders.com, or depeterson@blackwellsanders.com.

2.
It is the responsibility of all Reporting Persons subject to the Pre-Clearance Procedures to provide assurance that their brokers will assist the Reporting Person in complying with the Pre-Clearance Procedures.  To provide this assurance, all Reporting Persons must submit to their brokers a Broker Notice Letter in the form of Exhibit D attached hereto (the “Broker Notice Letter”).  This Broker Notice Letter informs the broker of the Reporting Person’s status as a member of the Insider Group and of the Pre-Clearance Procedures instituted by MACC.

3.
In order for MACC to prepare and file Section 16 reporting documents on a timely basis, all Reporting Persons must execute and return to Authorized Counsel a Power of Attorney in the form of Exhibit E attached hereto (the “Power of Attorney”).  The Power of Attorney appoints representatives of Private Equities to act as agents for the officers and directors in connection with the filing of Forms 3, 4 and 5 to facilitate prompt filing of these forms.

4.
In accordance with SOX, all Section 16 reports must be filed with the Commission electronically.  As of the date hereof, all of the Reporting Persons subject to the Pre-Clearance Procedures have obtained the necessary passwords and codes to file their Forms 3, 4 and 5 electronically with the Commission.  Each person who becomes a Reporting Person subject to Pre-Clearance Procedures after the date hereof shall file a Form ID with the Commission.  Authorized Counsel will assist the Reporting Persons subject to the Pre-Clearance Procedures in the electronic filing process.

Trading in MACC Stock

Members of the Insider Group may buy, sell, or otherwise transfer shares of MACC stock under the following conditions:

1.	The Reporting Persons subject to the Pre-Clearance Procedures must comply with the Pre-Clearance Procedures delineated above before any trading in MACC stock may occur.

2.
As a general rule, trades of MACC common stock will not be pre-cleared during the 27-day period commencing 25 days prior to the date the Commission receives MACC’s annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, and concluding two days thereafter.  The regular period during which trading is permitted, after Pre-Clearance has been obtained, is referred to as the “Window Period.”  In addition, trades of MACC common stock will not be pre-cleared during the Window Period for two days after the date the Commission receives a report on Form 8-K filed by MACC.

3.	In addition, trades in MACC stock will not be pre-cleared under the following circumstances:

a.	If a Material Portfolio Event occurs, no trades will be pre-cleared until two days after Private Equities has publicly announced the Material Portfolio Event.

b.
For this purpose, the term “Material Portfolio Event” shall mean any event which, alone or in combination with other events since the most recently filed MACC quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, has a reasonable probability of resulting in an increase or decrease of at least 10% in the net asset value of MACC on a consolidated basis.  Portfolio liquidity events and divestitures shall be considered to have a reasonable probability of affecting the net asset value of MACC on a consolidated basis upon the execution and delivery of a letter of intent (or the equivalent thereof) by the portfolio company.

c.
MACC shall publicly announce the occurrence of such liquidity event or divestiture when all of the following occur:  (i) the effect of the event on net asset value can be quantified with reasonable certainty, (ii) the occurrence of the subject transaction is reasonably certain, which may be closing of the transaction, and (iii) announcement is permitted by applicable contractual and confidentiality obligations. MACC shall publicly announce the occurrence of Material Portfolio Events by issuing a release to the media, and if deemed appropriate after consultation with counsel, by filing a report on Form 8-K.

Trading Based on, and Disclosure of, Material Nonpublic Information

All members of the Insider Group recognize that as such, they may become aware of information which is or may be deemed to be material with respect to a decision to invest in shares of MACC stock and which is not generally known or available to the public. Even when the Window Period is otherwise open and Pre-Clearance has been granted, no member of the Insider Group shall buy or sell shares of MACC stock if such person shall be in possession of material, nonpublic information.  Transactions that may seem necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception to the foregoing prohibition.

In addition, the Insider Group members acknowledge that any selective disclosure or “tipping” of such material, nonpublic information to any other person could damage the market for shares of MACC stock, and violate the federal securities laws and the rules and regulations of the Commission.  Accordingly, no member of the Insider Group shall engage in any such selective disclosure or “tipping” of material, nonpublic information, and all members of the Insider Group shall take all reasonable steps to prevent inadvertent violations of this rule.

All members of the Insider Group acknowledge that a violation of the foregoing prohibitions would be breach of such member’s duty of loyalty to the Companies and may be grounds for immediate removal from all positions with the Companies.

Trading in the Securities of Other Issuers

The following restrictions shall apply to transactions in the securities of other issuers:

1.
Members of the Insider Group who are Investment Personnel (as that term is defined in Rule 17j-1 under the 1940 Act) are prohibited from acquiring any direct or indirect pecuniary interest in securities of an issuer (other than issuers identified to the applicable Audit Committee prior to the adoption of this Policy) which is an eligible portfolio company under the 1940 Act (generally private companies or public companies not listed on a national exchange) unless the Audit Committee of MACC (the “Audit Committee”) shall have first approved such acquisition in writing.

2.
Members of the Insider Group who are Investment Personnel are prohibited from executing a transaction in a security within seven calendar days before or after one of the Companies trades in that security.

3.
Members of the Insider Group who are Investment Personnel are prohibited from directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering (as that term is defined in Rule 17j-1 under the 1940 Act) or in a Limited Offering (as that term is defined in Rule 17j-1 under the 1940 Act) unless the Audit Committee shall have first approved such acquisition in writing.

4.
All members of the Insider Group are prohibited from acquiring any direct or indirect pecuniary interest in securities of an issuer any of whose securities are held by the Companies unless the Audit Committee shall have first approved such acquisition in writing.

5.
In making the determinations referenced in paragraphs 1, 3 and 4 above, the Audit Committee shall consider all relevant factors, including, but not limited to, whether: (i) the investment opportunity is an undisclosed reward for directing the Companies’ business to an underwriter or issuer; (ii) the person is misappropriating an opportunity that should have been offered to the Companies; (iii) the proposed investment could affect the person’s future investment decisions for the Companies; and (iv) in the opinion of outside counsel, the proposed investment by such person would violate the provisions of Sections 17 and 57 of the 1940 Act.

Transactions with Private Equities and with MorAmerica

No member of the Insider Group or of the Control Person Group, without the prior written approval of the Audit Committee (or, in the case of the Control Person Group, without the prior written approval of the Board of the applicable Company) and after consultation with outside counsel, shall knowingly participate in any of the following transactions:

1.	Sales of securities or of other property to MACC or to MorAmerica or to downstream affiliates of either;

2.	Purchases of securities or of other property from MACC or from MorAmerica or from downstream affiliates of either;

3.	Borrowings of money or of other property from MACC or from MorAmerica or from downstream affiliates of either; or

4.
Plans, contracts, or other understandings in which the member of the Insider Group or of the Control Person Group and either MACC or MorAmerica or downstream affiliates of either are joint, or joint and several, participants, or share in the profits of such plan, contract, or other understanding.

Members of the Insider Group and of the Control Person Group may apply to the Audit Committee to engage in one of the foregoing transactions.  Such application shall be made on the Companies’ Securities Form.  The Audit Committee or the Board of Directors of the applicable Company (the “Boards”) shall not approve any of the foregoing transactions in which a member of the Insider Group or of the Control Person Group is a participant unless outside counsel advises that the transaction would not violate the provisions of Section 57 of the 1940 Act.

Short Swing Profits

No member of the Insider Group shall purchase and sell or sell and purchase any equity security of MACC within any period of less than six months.

Records

At the principal place of business of MACC, the CCO shall maintain:

1.	A copy of this Policy, and each other insider trading policy or code of ethics that has been in effect during the preceding five years, in an easily accessible place;

2.
A record of any violation of this Policy, and of any action taken as a result of the violation, for five years after the end of the fiscal year in which the violation occurs, in an easily accessible place;

3.
A copy of each report made by any person (and any information provided in lieu of such reports) pursuant to this Policy for five years after the end of the fiscal year in which the report is made (or the information provided), and a record of all persons (currently or within the last five years) responsible for reviewing such reports, in an easily accessible place;

4.	A record of all persons, currently or within the preceding five years, who are or were deemed to be “Access Persons”;

5.	Each annual management report concerning the administration of this Policy, for five years after the end of the year in which the report was made; and

6.	Any determination made by the Audit Committee pursuant to this Policy, and the reasons supporting such determination, during the preceding five years.

Amendments; Advisor Policy; Underwriter Policy

Within 15 days after the end of each of MACC’s fiscal years, the management of the Companies and the Advisor shall prepare a joint report (the “Management Report”) to the Audit Committee that: (1) describes any issues arising under this Policy and under any insider trading policy or code of ethics adopted by the Advisor (the “Advisor Policy”) since the last Management Report, including, but not limited to, information about material violations of this Policy and the Advisor Policy and any sanctions imposed in response to the material violations; and (2) certifies that the Companies and the Advisor have adopted procedures reasonably necessary to prevent Access Persons from violating this Policy and the Advisor Policy, respectively.  The Management Report may be in the form attached hereto as Exhibit F.

The Audit Committee shall review annually each Management Report and such other information bearing upon the effectiveness of this Policy and the Advisor Policy as it shall deem relevant, and shall thereafter forward to the Boards such Management Report and its recommendations, if any, with respect to the matters described therein or otherwise bearing upon the effectiveness of this Policy.  The Boards shall have the authority to amend this Policy, the Memorandum, and all related forms, as necessary.  Any amendment to this Policy or the Advisor Policy shall be approved by the Boards, including a majority of the Directors who are not Interested Persons of the Company, not later than six months after the adoption of such amendment, based upon their determination that the Policy or Advisor Policy, as amended, contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the anti-fraud provisions of Rule 17j-1.  Before approving any amendment to this Policy or any code of ethics of the Advisor, the Board must receive a certification from the Companies, or the Advisor, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Policy.

Before the Companies retain the services of an investment adviser other than the Adviser or of a principal underwriter, the Boards shall approve the insider trading policy or code of ethics of such investment adviser or principal underwriter, based upon their determination that such insider trading policy or code of ethics contains provisions reasonably necessary to prevent Access Persons of such investment adviser or principal underwriter, as the case may be, from engaging in any conduct prohibited by the anti-fraud provisions of Rule 17j-1.

CCO

Each Company shall designate one individual who shall be responsible for administering this Policy and any other policies and procedures adopted by such entities pursuant to Rule 38a-1 of the 1940 Act (the “CCO”).  The CCO of the Companies may be the same person.

The CCO and his or her compensation must be approved by Boards, as applicable, including by a majority of the directors who are not Interested Persons of the Companies.  The CCO may be removed from his or her responsibilities only with the approval of the Boards, as applicable, including a majority of the Directors who are not Interested Persons.

No less frequently than annually, the CCO must provide a written report to the Boards, as applicable, that, at a minimum, addresses (1) the operation of the policies and procedures of each respective fund and each investment adviser, administrator, and transfer agent of each respective fund, any material changes made to those policies and procedures since the date of the last report, and any material changes to those policies and procedures recommended as a result of the annual review of the adequacy of those policies and procedures and (2) each Material Compliance Matter (as defined in Rule 38a-1 under the 1940 Act) that occurred since the date of the last report.  No less frequently than annually, the CCO must meet separately with the independent Directors of the Companies, as applicable.  The report may be in the form attached hereto as Exhibit G.

Applicable Securities Laws

This Policy was adopted pursuant to the following laws and regulations:

Section 17(j) of the 1940 Act;

Rule 17j-1 promulgated under the 1940 Act;

Section 38 of the 1940 Act;

Rule 38a-1 promulgated under the 1940 Act;

Section 16 of the Exchange Act and the regulations promulgated thereunder;

Section 10(b) of the Exchange Act; and

Rule 10b-5 promulgated under the Exchange Act.

As amended and approved by the MACC Board,
October 5, 2004
As revised and approved by the MACC Board,
February 28, 2006
As revised and approved by the MACC Board
December 12, 2007

EXHIBIT A

MACC PRIVATE EQUITIES INC.
MORAMERICA CAPITAL CORPORATION

INITIAL HOLDINGS REPORT

Instructions

1.
On the attached chart, list the title, number of shares and principal amount of each security (other than Exempt Securities1) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of a date that is no more than forty-five (45) days prior to you becoming an Access Person.  You are deemed to have Beneficial Ownership of any securities in which you have a direct or indirect pecuniary interest.  In addition, you are deemed to have Beneficial Ownership of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

2.
On the attached chart, list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an Access Person.

3.
If you are a Director who is not an “interested person” of MACC Private Equities Inc. or MorAmerica Capital Corporation (as defined in Section 2(a)(19) of the Investment Company Act), and who would otherwise be required to report solely by reason of being a Director, then you do not need to complete the report.  Instead, please place a mark next to the statement “I am not an interested person,” and sign the form.

Title of Security	Number of Shares or Principal Amount

I have established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number

___________	I am not an interested person as defined by Section 2(a)(19) of the Investment Company Act of 1940.

1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

A-1

Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:

Name:

A-2

EXHIBIT B

MACC PRIVATE EQUITIES INC.
MORAMERICA CAPITAL CORPORATION

QUARTERLY TRANSACTION REPORT

Instructions

1.
On the attached chart, please list each transaction during the calendar quarter in any security (other than Exempt Securities1) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of the date indicated above.  You are deemed to have Beneficial Ownership of any securities in which you have a direct or indirect pecuniary interest.  In addition, you are deemed to have Beneficial Ownership of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

2.	On the attached chart, list the name of any broker, dealer or bank with which you established any account in which securities were held during the calendar quarter for your direct or indirect benefit.

3.
You need not report any transactions effected pursuant to an Automatic Investment Plan (as defined in Rule 17j-1 under the Investment Company Act).  In addition, you do not need to complete the attached chart if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer so long as the confirmations or statements are received within 30 days after the end of the calendar quarter and contain the information required by this report.

3.
If you are a Director who is not an “interested person” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act), and who would otherwise be required to report solely by reason of being a Director, then you do not need to complete the report unless you knew or in the ordinary course of fulfilling your duties as a Director, should have known that during the 15-day period immediately before or after your transaction in a Covered Security, MACC Private Equities Inc. or MorAmerica Capital Corporation purchased or sold the Covered Security, or MACC Private Equities Inc., MorAmerica Capital Corporation or the Adviser considered purchasing or selling the Covered Security.  Instead, please place a mark next to the statement “I am not an interested person,” and sign the form.

1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

B-1

Date of Transaction	Title of Security[2]	Number of Shares and the Principal Amount of Each Security	Nature of Transaction (i.e. purchase or sale or other type of acquisition or disposition)	Price of the Security At Which the Transaction Was Effected	Name of Broker, Dealer or Bank With or Through Which the Transaction Was Effected

I have established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Date Established

___________
I have transmitted to the Chief Compliance Officer of MACC Private Equities, Inc. and MorAmerica Capital Corporation broker trade confirmations or account statements containing all of the information required above.

___________	I have not engaged in any securities transactions during the calendar quarter.

Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:
Name:

    2Including interest rate and maturity, if applicable.

B-2

EXHIBIT C
MACC PRIVATE EQUITIES INC.
MORAMERICA CAPITAL CORPORATION

ANNUAL HOLDINGS REPORT

Instructions

1.
On the attached chart, list the title, number of shares and principal amount of each security (other than Exempt Securities1) (“Covered Securities”) in which you may be deemed to have Beneficial Ownership as of a date that is no more than forty-five (45) days prior to the date of this Report.  You are deemed to have Beneficial Ownership of any securities in which you have a direct or indirect pecuniary interest.  In addition, you are deemed to have Beneficial Ownership of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

2.
On the attached chart, list the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an Access Person.

3.
If you are a Director who is not an “interested person” of MACC Private Equities Inc. or MorAmerica Capital Corporation (as defined in Section 2(a)(19) of the Investment Company Act), and who would otherwise be required to report solely by reason of being a Director, then you do not need to complete the report.  Instead, please place a mark next to the statement “I am not an interested person,” and sign the form.

1 Exempt Securities are defined as:  (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end funds.

C-1

Title of Security	Number of Shares or Principal Amount

I have the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number

___________	I am not an interested person as defined by Section 2(a)(19) of the Investment Company Act of 1940.

Certifications:

I hereby certify that:

1.	The information provided above is correct.

2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:

Signature:

Name:

C-2

EXHIBIT D

BROKER NOTICE LETTER

TO:_______________________________ (Broker)

FROM:____________________________ (Reporting Person)

RE:	Pre-Clearance Procedure for All Transactions, Including Transfers, Involving MACC Private Equities Inc. (the “Company”) Stock

In order to comply with the 2002 Sarbanes-Oxley Act’s two-day filing requirement for officers, directors and others, including family members, subject to Section 16 of the Securities and Exchange Act of 1934, the Company has instituted new compliance procedures, which require me to supply this notice to you.

I am a “Section 16 insider” of the Company, and I am subject to the new compliance procedures instituted by the Company.  I will need your assistance to ensure that I adhere to the Company’s new compliance procedures and to ensure that I meet the new reporting deadlines mandated by the Securities and Exchange Commission (“SEC”).

As my broker, you will need to verify with the Company that my proposed order or instruction has been pre-cleared by the Company prior to executing any instruction from me involving the Company’s stock.  Immediately upon execution of any transaction or instruction involving the Company’s stock (and in any event, before the close of business on the trade date), you will need to provide all of the details of such transaction to the Company or its designee by telephone and in writing by fax or e-mail.  Additionally, you will need to provide this information to David E. Gardels, H. Dale Dixon III or Daniel A. Peterson (the “Authorized Counsel”).  The current addresses for Authorized Counsel is 1620 Dodge Street, Suite 2100, Omaha, NE 68102 (or, for Mr. Peterson, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101), while its current telephone number is (402) 964-5000 (or, for Mr. Peterson, (314) 345-6246).  The Authorized Counsel’s current fax number is (402) 964-5050 (or, for Mr. Peterson, (314) 345-6060), and its e-mail addresses are dgardels@blackwellsanders.com, hdixon@blackwellsanders.com, and dpeterson@blackwellsanders.com.

I appreciate your assistance in helping me comply with the new SEC regulations and with the Company’s new compliance procedures.  If you have any questions or comments about this, please do not hesitate to contact the Authorized Counsel.

Thank you.

By:

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EXHIBIT E

POWER OF ATTORNEY

The undersigned, an officer and/or director of MACC Private Equities Inc., a Delaware corporation (the “Company”), does hereby individually appoint David E. Gardels, H. Dale Dixon III or Daniel A. Peterson, or any of them, with full power of substitution, the agent and attorney-in-fact for the undersigned (the “Agents”), to execute and deliver, for and on behalf of the undersigned, Reports on Forms 3, 4 and 5 pursuant to Section 16 of the Securities and Exchange Act of 1934 (the “Act”), to be filed with the Securities and Exchange Commission, and any and all amendments to such Forms 3, 4 and 5, in accordance with information regarding trading shares of the Company’s common stock provided by the undersigned.

The undersigned understands and agrees that (i) this Power of Attorney does not relieve the undersigned of his or her duties and responsibilities under the Act but rather is executed as a convenience to the undersigned in complying with the Act, and (ii) the Agents and the Company assume no responsibility or liability in connection herewith, but undertake only to facilitate the undersigned’s compliance with the Act in accordance with the undersigned’s directions.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Date:

Signature:

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EXHIBIT F

ANNUAL REPORT

Pursuant to the terms of the Investment Company Code of Ethics and Insider Trading Policy (the “Policy”) of MACC Private Equities Inc. (“MACC”) and MorAmerica Capital Corporation (“MorAmerica”), the management of  MACC, MorAmerica and InvestAmerica Investment Advisors, Inc. (“IAI””) delivers its annual report on compliance with the terms and conditions of the Policy during fiscal year ____.  All terms used but not defined herein shall have their respective meanings assigned in the Policy.

1.
There were no issues under, or material notations of, the Policy or the Investment Advisor Code of Ethics and Insider Trading Policy adopted by IAI since the last report to the Audit Committee.  [If there were any issues, this section should describe the issue including any information about material violations of the policies and the sanctions imposed in response to the material violations. ]

2.	MACC, MorAmerica, and IAI have each adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the Investment Company Act) from violating the Policy.

MACC Private Equities Inc.

[Name, Title]

MorAmerica Capital Corporation

[Name, Title]

InvestAmerica Investment Advisors, Inc.

[Name, Title]

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INSIDER TRADING POLICY REPORT

prepared by the

AUDIT COMMITTEE

of

MACC PRIVATE EQUITIES INC.
and

MORAMERICA CAPITAL CORPORATION

Pursuant to the terms of the Investment Company Code of Ethics and Insider Trading (the “Policy”) of MACC Private Equities Inc. and MorAmerica Capital Corporation, the Audit Committee hereby delivers its Annual Report on compliance with the terms and conditions of the Policy during fiscal year ___.  All terms used but not defined herein shall have their respective meanings assigned in the Policy.

1.           In preparing this Report, the Audit Committee has reviewed the following:

a.	The Policy;
b.	The Investment Advisors Code of Ethics and Insider Trading Policy of InvestAmerica Investment Advisors, Inc. (the “Advisor’s Policies”); and
c.	The Annual Report dated ____________, attached hereto as Appendix 1.

2.	The Audit Committee is not aware of any significant issues arising under the Policy or the Advisor’s Policies during fiscal year ___________.

3.	The Audit Committee is not aware of any material violations of the Policy or the Advisor’s Policies during fiscal year ____________.

4.
The Audit Committee believes that pursuant to the terms of the Policy and the Advisor’s Policies as currently in effect, the Companies and the Advisor have adopted procedures reasonably necessary to prevent Access Persons (as that term is defined in Rule 17j-1 under the Investment Company Act) from violating the terms of the Policy, the Advisor’s Policies and Rule 17j-1.  Accordingly, the Audit Committee does not recommend any amendments or modifications to the Policy or the Advisor’s Policy at this time.

Dated:

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EXHIBIT G

Report of Chief Compliance Officer

In accordance with the Investment Company Code of Ethics and Insider Trading Policy of MACC Private Equities Inc. (“MACC”) and MorAmerica Capital Corporation (“MorAmerica”) in my capacity as Chief Compliance Officer, I submit the following report:

1.           I have reviewed the operation of policies and procedures of MACC, MorAmerica, and InvestAmerica Investment Advisers, Inc. (“IAI”) and each custodian, administrator and transfer agent of MACC and MorAmerica, and any material changes made to those policies and procedures since the date of the last report.  As a result of such review, I do not recommend any material changes to those policies and procedures.  [If changes are recommended, they should be delineated and the reasons supporting the changes should be delineated.]

2.           There were no Material Compliance Matters (as defined in Rule 38a-1 under the Investment Company Act) since the date of the last report.  [If there were any Material Compliance Matters, such matters should be set forth and any remedial actions taken in response thereto should be delineated.]

Dated:

Chief Compliance Officer

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